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                                                                    Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 11, 2003, relating to the financial statements and financial statement schedules of Conseco, Inc. and subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




                                              /s/ PricewaterhouseCoopers LLP
                                              ---------------------------------
                                              PricewaterhouseCoopers LLP


Indianapolis, Indiana
January 27, 2004